SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

SAIC, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

Proxy Message — Important Correction

Recently, proxy materials for the Annual Meeting of Stockholders of SAIC, Inc. to be held on May 30 were sent to all stockholders of record as of April 1, 2008. The number of preferred and common shares listed in the email or proxy and voting instruction card as being owned by the stockholder through the SAIC Retirement Plan is inaccurate and overstates that ownership by a factor of 1000 as a result of a decimal placement error. Please be assured that the integrity of the share totals and the voting process maintained by our proxy and vote tabulation service has not been affected.

If stockholders have already voted, their vote will reflect the actual number of shares owned and not the overstated amount. Stockholder may still vote their shares using the control number they received in the original email or on the proxy and voting instruction card and are encouraged to do so. Stockholders will not receive a separate email or proxy and voting instruction card with corrected share totals for their SAIC Retirement Plan share ownership. If stockholders vote their shares using the control number in the original email, their votes will be properly recorded and accurately counted.

The decimal placement error occurred during the formatting of SAIC Retirement Plan ownership data between Broadridge (the Company’s proxy and vote tabulation service) and Vanguard Fiduciary Trust Company, the trustee of the SAIC Retirement Plan. The SAIC Retirement Plan shares are shown in the email or proxy and voting instruction card as “SAIC RETIREMENT PLAN PREFERRED” and/or “SAIC RETIREMENT PLAN COMMON.” To determine the actual number of shares a stockholder holds in either the Preferred Stock Fund and/or the Common Stock Fund of the SAIC Retirement Plan, you simply need to move the decimal point to the left by three positions (or divide by 1,000). Set forth below are examples of this correction:

Share Amount in the Email	Correct Share Amount
29,123,867.00000 shares	29,123.867 shares
29,123.000 shares	29.123 shares
291.000000 shares	.291 shares
29.00 shares	.029 shares
2 shares	.002 shares

The share ownership data contained in the email or on the proxy and voting instruction card other than shares held through the SAIC Retirement Plan is accurate and was not affected by this decimal placement error. Shares held directly at BNY Mellon or shares owned beneficially in the Telcordia Technologies 401(k) Savings Plan of Telcordia Technologies, Inc. are reported correctly. Shares held directly are shown as “SAIC INC — PREFERRED” or SAIC INC — COMMON,” and shares held indirectly through the Telcordia Technologies 401(k) Savings Plan are shown as “SAIC INC — TELCORDIA RET PREF EXCH.”

At the Annual Meeting, stockholders will be asked to vote on the following:

1.	The election of 12 directors;
2.	An amendment to our 2006 Equity Incentive Plan;
3.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009 and
4.	The transaction of any other business as may properly come before the meeting.

We encourage stockholders to vote their shares for these proposals using the control number they received either in an email or on a proxy and voting instruction card. We sincerely apologize for this inconvenience. If you have specific questions, please contact Vanguard at 800-523-1188 or SAIC at onlineproxy@SAIC.com.